UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  April 15, 2008

IMS HEALTH INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14049	06-1506026
(Commission File Number)	(IRS Employer Identification No.)

901 Main Avenue, Norwalk, Connecticut	06851
(Address of Principal Executive Offices)	(Zip Code)

(203) 845-5200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Compensatory Arrangements of Certain Officers

On April 15, 2008, IMS Health Incorporated (the “Company”) granted stock appreciation rights exercisable for stock (“SARs”) to named executive officers as follows:

Name and Title	Number of SARs Granted

David R. Carlucci	154,826
Chairman, Chief
Executive Officer
and President

Gilles V. J. Pajot	85,154
Executive Vice President
and Chief Operating
Officer

Robert H. Steinfeld	38,706
Senior Vice President,
General Counsel and
Corporate Secretary

Leslye G. Katz	35,063
Senior Vice President
and Chief Financial
Officer

The exercise price of the SARs is $22.58 per share, which was the average of the high and low sales prices of Company common stock in consolidated trading of New York Stock Exchange-listed securities on the date of grant.  The SARs expire on April 15, 2015, subject to earlier expiration in certain cases at or following termination of the executive’s employment.  The SARs vest and become exercisable as to 25% of the underlying shares on each of the first four anniversaries of the date of grant, subject to accelerated vesting in certain cases, including upon a Change in Control (as defined) of the Company, upon the termination of the executive’s employment due to death or disability, and, in the case of Messrs. Carlucci, Pajot and Steinfeld, upon termination by the Company not for cause or termination by the executive for defined good reason.  SARs were granted representing approximately 50% of the value of each named executive officer’s aggregate 2008 long-term incentive award.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS Health Incorporated
(Registrant)

	By:	/s/ Robert H. Steinfeld
	Name:	Robert H. Steinfeld
	Title:	Senior Vice President, General Counsel and Corporate Secretary
Date: April 21, 2008